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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 27, 2001




                             COMMUNITY BANCORP INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                  000-26505               33-0859334
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  (State or other jurisdiction       (File number)          (I.R.S. Employer
of incorporation or organization)                           Identification No.)


130 WEST FALLBROOK STREET, FALLBROOK, CA                          92028
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(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number: (760) 723-8811
                               --------------


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(Former name and former address, if changed since last report)









                                Page 1 of 4 pages
                              Exhibit Index Page 4
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ITEM 5   OTHER EVENTS

         On August 1, 2001, the Company announced that it had closed a private placement of $3.1 million of its common stock. There were 473,504 shares issued in the transaction at an average price of $6.63 per share. No warrants were issued in connection with this transaction. The Company received a fairness opinion from an investment banking firm in connection with the transaction.

ITEM 7 EXHIBITS


EXHIBIT NO.           DESCRIPTION
-----------           ------------
4.1                   Stock Purchase Agreement dated as
                      of July 25, 2001

4.2                   Registration Rights Agreement
                      dated as of July 25, 2001

99.1                  Press Release of August 1, 2001


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: August 1, 2001                            COMMUNITY BANCORP INC.



                                                 By: /s/ Thomas E. Swanson
                                                     ---------------------------
                                                     Thomas E. Swanson
                                                     President





                                       3
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                                  EXHIBIT INDEX


EXHIBIT NO.           DESCRIPTION
-----------           -----------
4.1                   Stock Purchase Agreement dated as
                      of July 25, 2001

4.2                   Registration Rights Agreement
                      dated as of July 25, 2001

99.1                  Press Release of August 1, 2001






                                       4